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                                                                  Exhibit 23.3



                                   [LETTERHEAD OF
                           WACHTELL, LIPTON, ROSEN & KATZ]


                      CONSENT OF WACHTELL, LIPTON, ROSEN & KATZ

         We hereby consent to the use of our name in the Proxy Statement/Prospectus/Exchange Offer filed with the Securities and Exchange Commission (the "Commission") on the date hereof as part of the Registration
Statement on Form S-4 of Autoliv, Inc. (File No. 333-       ) (the "Registration
Statement") and to the filing of our opinion, and a form thereof, as Exhibit 8.1 to the Registration Statement filed with the Commission. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.




                                  /s/  Wachtell, Lipton, Rosen & Katz
                                  March 24, 1997